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April 15, 2009

Pharma-Bio Serv, Inc.
c/o Pedro Lasanta
373 Mendez Vigo, Suite 110
Dorado, Puerto Rico 00646

RE: Registration Statement, File No. 333-132847

Ladies and Gentlemen:

We have acted as counsel to Pharma-Bio Serv, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Post-Effective Amendment to Registration Statement on Form SB-2 on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration for resale by the selling stockholders listed in the prospectus included in the Registration Statement of 12,973,050 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") including 7,999,400 shares of Common Stock that may be issued upon the exercise of warrants held by the selling stockholders (the "Warrant Shares").

In connection with the Registration Statement, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the outstanding shares of Common Stock are, and the Warrant Shares will be, if issued pursuant to the terms of the applicable warrants, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Pharma-Bio Serv, Inc.
April 15, 2009

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ AKERMAN SENTERFITT